SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                 October 15, 1999



Commission      Registrant, State of Incorporation,          I.R.S. Employer
File Number     Address and Telephone Number                 Identification No.
-----------     ----------------------------------           ------------------

1-6047          GPU, Inc.                                       13-5516989
                (a Pennsylvania corporation)
                300 Madison Avenue
                Morristown, New Jersey 07962-1911
                Telephone (973) 455-8200


1-3141          Jersey Central Power & Light Company           21-0485010
                (a New Jersey corporation)
                2800 Pottsville Pike
                Reading, Pennsylvania 19640-0001
                Telephone (610) 929-3601

ITEM 5.     OTHER EVENTS.
            ------------

      As previously reported, on September 10, 1999 Jersey Central Power & Light Company ("JCP&L") signed a Letter of Intent with AmerGen Energy Company L.L.C. ("AmerGen"), a joint venture of PECO Energy Company and British Energy plc, to sell JCP&L's Oyster Creek Nuclear Generating Station ("Oyster Creek")to AmerGen.

      On October 15, 1999, JCP&L and AmerGen entered into definitive agreements providing for the sale of Oyster Creek to AmerGen. As previously reported, AmerGen will pay JCP&L $10 million for Oyster Creek and will repay JCP&L in nine annual installments for the costs (up to approximately $88 million) of the plant's next refueling outage scheduled to begin in September 2000. JCP&L will transfer to AmerGen $430 million in decommissioning trust funds and AmerGen will assume all responsibility for decommissioning Oyster Creek. AmerGen will also sell to JCP&L all of Oyster Creek's capacity and energy through March 31, 2003.

      The agreements provide for certain adjustments to the price terms and decommissioning trust fund amount if the transaction is not consummated on March 31, 2000. The transaction is subject to the receipt of various federal and state regulatory approvals and favorable rulings by the Internal Revenue Service.

      A copy of GPU's related news release is annexed as an exhibit.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
          -----------------------------------------------------
          AND EXHIBITS.
          --------------

      (c)   Exhibit

            1. GPU News Release, dated October 15, 1999.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANTS HAVE DULY CAUSED THIS REPORT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                              GPU, INC.
                              JERSEY CENTRAL POWER & LIGHT COMPANY



                              By:  /s/ T. G. Howson
                                   ----------------------------
                                   T. G. Howson, Vice President
                                   and Treasurer


Date:   October 19, 1999